                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data," and to the use of our reports dated ______________________, 1996, in Amendment No. 2 to the Registration Statement (Form S-1, No. 333-10099) and related Prospectus of AMERISAFE, Inc. for the registration of 12,650,000 shares of its common stock.


Dallas, Texas
_______________, 1996


The foregoing consent is in the form that will be signed upon the completion of the reorganization described in Note 1 to the financial statements.


                                                        /s/ ERNST & YOUNG LLP

Dallas, Texas
October 10, 1996